Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ROBOT CACHE US INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2022, AT 8:36 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6712454 8100
SR# 20222787331

Authentication: 203846348
Date: 07-06-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:36 AM 06/22/2022
FILED 08:36 AM 06/22/2022
SR 20222787331 - File Number 6712454

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Robot Cache US Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes and approves that total amount of shares which the Corporation will have authority to issue is 250,000,000, all of which are to be common stock, par value of $0.001 per share, and are to be of one class.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21st day of June, 2022.

By: [signature]
Authorized Officer

Title: CEO

Name: Lee Jacobson
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